Exhibit 10.1

AMENDMENT TO
TECHNOLOGY DEVELOPMENT AND OPTION AGREEMENT

     This AMENDMENT TO TECHNOLOGY DEVELOPMENT AND OPTION AGREEMENT (this "Amendment") is entered into as of August 18, 2008, between SGPF, LLC, a Kentucky limited liability company (“SGPF”) and MEDPRO SAFETY PRODUCTS, INC, a Kentucky limited liability company (“MedPro”).

RECITALS:

     A. MedPro and SGPF are parties to that certain TECHNOLOGY DEVELOPMENT AND OPTION AGREEMENT dated effective August 24, 2007 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned them in the Agreement.

     B. Vision Opportunity Master Fund, Ltd. (“Vision”) has agreed to exercise its J Warrants in MedPro, provided that the parties agree to amend certain provisions of the Agreement.

     C. SGPF is agreeable to amending the Agreement provided that Vision exercises the J Warrants in full and MedPro exercises its right to purchase the Blunt Technology under the terms of the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereby made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments. Subject to Paragraph 2 below, the Agreement is hereby amended as follows:

(a)	Section 3.2(i)(a) is hereby replaced and amended in its entirety as follows:

“the sum of Three Million Three Hundred and Forty Five Thousand Dollars ($3,345,000.00);”

(b)	Section 3.2(i)(b) is hereby deleted;

(c)	Section 3.2(i)(c) is hereby replaced and amended in its entirety as follows:

“the sum of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) in common stock of MedPro (or any other shares into which MedPro common stock may be converted) based on a value of $1.81 per share of the MedPro common stock.”

     2. Visual Connections. MedPro shall pay the outstanding balance of the amount payable to Visual Connections under Section 2(a) of the TAG.

     3. Condition Precedent to Amendment. This Amendment shall not take effect unless on or before September 30, 2008 Vision exercises its J Warrants to purchase shares of MedPro’s Series B Convertible Preferred Stock for at least $6.5 million in cash, and MedPro exercises it right to purchase the Blunt Technology under the Agreement, time being of the essence.

     4. Conflicting Language. To the extent that any language contained in the Agreement conflicts with any language contained in this Amendment, the language contained in this Amendment shall control.

     5. Full Force and Effect. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

SGPF:	SGPF, LLC

	By:	/s/ W. Craig Turner
	Title:	Managing Partner
	Date:	September 8, 2008

MEDPRO:	MEDPRO SAFETY PRODUCTS, INC

	By:	/s/ Walter W. Weller
	Title:	President and C.O.O.
	Date:	September 8, 2008

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